SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 13, 2017

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01	Entry into a Definitive Material Agreement.

On December 13, 2017, Next Group Holdings, Inc, ("NXGH" or the "Company") signed Amendment #1 to the Convertible Note Settlement and Retirement Agreements with the 3 major convertible noteholders. As stipulated in Amendment 1, on December 15, 2017, NXGH completed the payment of $400,000 to the 3 major Finance Groups that hold an aggregated current value of $1,100,000 in Convertible Notes. NXGH also signed Issuance Resolutions for the 20 million shares (see table below) to be issued to the same 3 noteholders as terms of the agreement. Completion of these 2 important actions will result in the cancellation of these notes and these note holder will provide a full release to NXGH and will have no more rights under their convertible notes. These Agreements allow NXGH pay a total of $400,000 to the 3 note holders as listed below and convert the combined remaining balance of $700,000 at $0.035 per share, issuing a total of 20 million shares amongst the 3 note holders.

The settled and retired notes are with the following entities:

Note holder	Current Balance	Cash Payment	Balance for Conversion	Price per share	Conversion Shares
LG Capital Funding LLC	$681,565	$280,000	$401,565	$0.035	11,473,289
Cerberus Finance Group, Ltd	$259,438	$60,000	$199,438	$0.035	5,698,231
Quarum Holdings, LLC	$158,997	$60,000	$98,997	$0.035	2,828,480
TOTALS	$1,100,000	$400,000	$700,000		20,000,000

Each Note holder listed above has agreed that all convertible notes will be settled and retired upon receipt of the cash payment and Common Stock listed in the table above. Concurrently, each note holder will release all shares remaining in its reserve account to the reserve account at NXGH’s Transfer Agent. Shares of NXGH currently held in escrow by New Venture Attorneys for benefit of Heritage Ventures Limited will be released and delivered to Heritage. Additionally, each note holder agreed that it will provide documentation to NXGH to confirm that all convertible promissory notes and amendments have been cancelled and were paid, and that upon delivery of the amounts listed above, each note holder has no rights under the convertible notes. These shares are being issued as Restricted, but each note holder has the opportunity to provide NXGH’s Transfer Agent with legal opinions, conversion notice (or notices) and broker and seller rep letters such to remove the restrictive legend.

NXGH further agreed that for a period of twelve months from the date of this Agreement in no event, without the written consent of each of the 4 note holders, will NXGH sell any NXGH shares of common stock at less than $0.02 per share for the purpose of raising capital for NXGH. In the event of a violation of the $0.02 price per share stated herein, NXGH agreed that it would make a cash payment of $0.015 per share for each of the final compensation shares for as agreed upon liquidated damages.

Item 9.01	Financial Statements and Exhibits

99.1	LG Capital Funding LLC – Amendment #1 to Convertible Note Settlement & Retirement Agreement
99.2	Cerberus Finance Group, Ltd - Amendment #1 to Convertible Note Settlement & Retirement Agreement
99.3	Quarum Holdings, LLC - Amendment #1 to Convertible Note Settlement & Retirement Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2017	NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

	By:	/s/ Michael De Prado
Michael De Prado
President, COO & CFO

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